UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2018

ALJ Regional Holdings, Inc.

(Exact name of registrant as specified in its charter)

 ______________

Delaware	001-37689	13-4082185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

244 Madison Avenue, PMB #358

New York, NY 10016

(Address of Principal Executive Office) (Zip Code)

(212) 883-0083

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

       240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

       240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

As discussed under Item 5.07 of this Current Report on Form 8-K, on August 17, 2018, at the ALJ Regional Holdings, Inc. (“Company”) 2018 Annual Meeting of Shareholders (“Annual Meeting”), the Company’s shareholders, upon recommendation of the Company’s Board of Directors (“Board”), approved amendments to the Company’s Restated Certificate of Incorporation, as amended and restated (“Certificate of Incorporation”). The approved amendments: (a) declassified the Board and provided for the phased introduction of annual election of all directors; (b) eliminated the Company’s currently authorized classes of preferred stock and authorized a new class of blank check preferred stock; (c) updated and modified certain provisions related to the indemnification of the Company’s directors and officers; and (d) updated and modified certain provisions related to the Company’s Section 382 ownership change tax provisions.

The foregoing descriptions of the amendments to the Certificate of Incorporation do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation, which is filed herewith as Exhibit 3.1, and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting held on August 17, 2018, the following proposals were voted on by the Company's stockholders, as set forth below:

Proposal 1:  Election of Directors.

Nominee	For	Withheld	Broker Non-Vote
Michael C. Borofsky	30,192,171	828,180	5,077,642
Jess M. Ravich	28,957,078	2,063,273	5,077,642
Anna Van Buren	29,853,564	1,166,787	5,077,642

This proposal received the required affirmative vote of holders of a plurality of the votes cast and all of the foregoing candidates were elected as the Company’s directors.

Proposal 2:  Approval of the amendment and restatement of the Restated Certificate of Incorporation of the Company to phase out the classified board structure of the Board.

For	Against	Abstain	Broker Non-Vote
30,940,319	33,594	46,438	5,077,642

This proposal received the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares entitled to vote at the Annual Meeting and was  approved as set forth above.

Proposal 3: Approval of the amendment and restatement of the Restated Certificate of Incorporation of the Company to eliminate the Preferred Stock and authorize the issuance of 5,000,000 shares of blank check preferred stock.

For	Against	Abstain	Broker Non-Vote
29,281,835	2,597,288	298,080	3,920,790

This proposal received the affirmative vote of the holders of a majority of the shares having voting power of all of the then outstanding shares entitled to vote at the Annual Meeting and was approved as set forth above.

Proposal 4: Approval of the amendment and restatement of the Restated Certificate of Incorporation of the Company to update and modify the indemnification provisions.

For	Against	Abstain	Broker Non-Vote
30,667,576	75,468	277,307	5,077,642

This proposal received the affirmative vote of the holders of a majority of the shares having voting power of all of the then outstanding shares entitled to vote at the Annual Meeting and was approved as set forth above.

Proposal 5:  Approval of the amendment and restatement of the Restated Certificate of Incorporation of the Company to update and modify the Section 382 ownership change tax provisions.

For	Against	Abstain	Broker Non-Vote
29,039,920	1,712,272	268,159	5,077,642

This proposal received the affirmative vote of the holders of a majority of the shares having voting power of all of the then outstanding shares entitled to vote at the Annual Meeting and was approved as set forth above.

Proposal 6:  Ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018.

For	Against	Abstain	Broker Non-Vote
35,862,048	10,101	225,844	–

This proposal received the affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting and was approved as set forth above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

Exhibit 3.1	ALJ Regional Holdings, Inc. Restated Certificate of Incorporation, as amended and restated effective August 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALJ Regional Holdings, Inc.

August 20, 2018	By:	/s/ Brian Hartman
Brian Hartman
Chief Financial Officer (Principal Financial Officer)